SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 8, 2005

POSITRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas 77084	95472
(Address of Principal Executive Offices)	(Zip Code)

(281) 492-7100
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On August 8, 2005, Positron Corporation ("Positron") entered into a series of agreements with IMAGIN Diagnostic Centres, Inc. ("IMAGIN") pursuant to which IMAGIN purchased from Positron 10% convertible secured notes in the aggregate principal amount of $400,000. If the notes held by IMAGIN are converted in full into common stock, IMAGIN will control approximately 26% of Positron's outstanding common stock, based on the 76,325,046 shares outstanding as of June 9, 2005.

Simple interest accrues on the notes at the rate of 10% per annum and is payable annually. However, at Positron's option, interest is payable in the form of additional notes. Subject to acceleration, the notes are due on June 30, 2008. In the event Positron defaults in the payment of principal or interest on the notes, does not obtain shareholder approval prior to January 1, 2006 to amend its Articles of Incorporation to increase its authorized shares of common stock to allow for full conversion of the notes, becomes subject to certain bankruptcy proceedings, or otherwise breaches the terms of the notes, all amounts owing on the notes become immediately due and payable.

The notes are initially convertible into an aggregate of 20,000,000 shares of Positron's common stock. The notes and the underlying securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Full convertibility of the notes into shares of Positron common stock will require an amendment to Positron's Articles of Incorporation which must be approved by Positron's shareholders. Positron has agreed to promptly seek such approval.

Patrick G. Rooney, Chairman of the Board of Positron, is the son of Patrick Rooney, Director of Corporate Development of IMAGIN Diagnostic Centres, Inc.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated herein by reference.

Safe Harbor Statement

Statements contained in the exhibits to this report that state Positron's or its management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Exchange Act. The Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.
Exhibit 10.1	Note Purchase Agreement dated August 8, 2005 between Positron and IMAGIN Diagnostic Centres, Inc.
Exhibit 10.2	Form Secured Convertible Promissory Note
Exhibit 10.3	Registration Rights Agreement dated August 8, 2005 between Positron and IMAGIN Diagnostic Centres, Inc.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: August 8, 2005	By:	/s/ Gary H. Brooks

Gary H. Brooks CEO and CFO